Exhibit 3.542
CERTIFICATE OF LIMITED PARTNERSHIP
OF
GREENWOOD LANDFILL TX, LP
     The undersigned, desiring to form a limited partnership pursuant to the Delaware Revised Uniform Limited Partnership Act, 6 Delaware Code, Chapter 17, do hereby certify as follows:
     I. The name of the limited partnership is “Greenwood Landfill TX, LP.”
     II. The address of the Partnership’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, County of New Castle. The name of the Partnership’s registered agent for service of process in the State of Delaware at such address is The Corporation Trust Company.
     III. The name and mailing address of each general partner is as follows:
Allied Waste Landfill Holdings, Inc.
15880 N. Greenway-Hayden Loop
Suite 100
Scottsdale, Arizona 85260
     IN WITNESS WHEREOF, the undersigned have executed this Certificate of Limited Partnership of Greenwood Landfill TX, LP, as of November 1, 2000.

ALLIED WASTE LANDFILL HOLDINGS, INC., a Delaware corporation, General Partner
By:	/s/ Donald W. Slager
Donald W. Slager, President